EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of FHP International Corporation on Form S-8 (and the related prospectus) pertaining to the TakeCare Savings and Retirement Plan of the report of Deloitte & Touche dated September 2, 1993 (September 15, 1993 as to Note 13), appearing in and incorporated by reference in the Annual Report on Form 10-K of FHP International Corporation for the year ended June 30, 1993.

                                /s/ Deloitte & Touche LLP


Costa Mesa, California
September 19, 1994